Exhibit 32.2

Certificate Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

For this Annual Report on Form 10-K of Catalina Marketing Corporation (the “Company”) for the fiscal year ended March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert D. Woltil, Interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Robert D. Woltil
Interim Chief Financial Officer (Principal Financial and Accounting Officer)

June 13, 2005